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                                                                  EXHIBIT 10 (m)





                                K N ENERGY, INC.

                    NONQUALIFIED DEFERRED COMPENSATION PLAN








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                                K N ENERGY, INC.
                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS



     Article        Section                                                                           Page
     -------        -------                                                                           ----
          I                       Purpose and Effective Date  . . . . . . . . . . . . . . . . . . . . .  1
                     1.01         Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     1.02         Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     1.03         Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         II                       Definitions and Construction of the Plan Document . . . . . . . . . .  1
                     2.01         Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.02         Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.03         Bookkeeping Account . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.04         Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.05         Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.06         Deferral Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.07         Deferred Compensation . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.08         Election Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                     2.09         Executive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.10         Named Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.11         Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.12         Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.13         Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.14         Termination of Service  . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.15         Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.16         Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     2.17         Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

        III                       Eligibility and Participation . . . . . . . . . . . . . . . . . . . .  2
                     3.01         Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                     3.02         Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         IV                       Deferral of Compensation  . . . . . . . . . . . . . . . . . . . . . .  3
                     4.01         Salary Deferral . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                     4.02         Incentive Compensation Deferral . . . . . . . . . . . . . . . . . . .  3
                     4.03         Deferral Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  3
                     4.04         No Deferral Without Agreement . . . . . . . . . . . . . . . . . . . .  3
                     4.05         Duration of Deferral Agreement  . . . . . . . . . . . . . . . . . . .  3

          V                       Deferral Account and Crediting  . . . . . . . . . . . . . . . . . . .  3
                     5.01         Bookkeeping Account . . . . . . . . . . . . . . . . . . . . . . . . .  3
                     5.02         Account Valuation . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                     5.03         Transfer Among Funds  . . . . . . . . . . . . . . . . . . . . . . . .  4
                     5.04         Statement of Account  . . . . . . . . . . . . . . . . . . . . . . . .  4

                               TABLE OF CONTENTS
                                  (CONTINUED)

         VI                       Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                     6.01         Distribution of Account Balance . . . . . . . . . . . . . . . . . . .  4
                     6.02         Death Before Distribution of Account  . . . . . . . . . . . . . . . .  5
                     6.03         Form of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .  5

        VII                       Hardship Distributions  . . . . . . . . . . . . . . . . . . . . . . .  5
                     7.01         Hardship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

       VIII                       Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                     8.01         Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . .  5
                     8.02         Proper Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . .  5
                     8.03         Minor or Incompetent Beneficiary  . . . . . . . . . . . . . . . . . .  5

         IX                       Administration of the Plan  . . . . . . . . . . . . . . . . . . . . .  6
                     9.01         Majority Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                     9.02         Finality of Determination . . . . . . . . . . . . . . . . . . . . . .  6
                     9.03         Certificates and Reports  . . . . . . . . . . . . . . . . . . . . . .  6
                     9.04         Indemnification and Exculpation . . . . . . . . . . . . . . . . . . .  6
                     9.05         Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

          X                       Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                     10.01        Written Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                     10.02        Denied Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                     10.03        Review Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                     10.04        Committee Review  . . . . . . . . . . . . . . . . . . . . . . . . . .  7

         XI                       Nature of Company's Obligation  . . . . . . . . . . . . . . . . . . .  7
                     11.01        Company's Obligation  . . . . . . . . . . . . . . . . . . . . . . . .  7
                     11.02        Creditor Status . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

        XII                       Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                     12.01        Written Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                     12.02        Change of Address . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                     12.03        Merger, Consolidation or Acquisition  . . . . . . . . . . . . . . . .  8
                     12.04        Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                     12.05        Amendment and Termination . . . . . . . . . . . . . . . . . . . . . .  8
                     12.06        Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                     12.07        Nontransferability  . . . . . . . . . . . . . . . . . . . . . . . . .  8
                     12.08        Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                     12.09        Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                     12.10        Acceleration of Payment . . . . . . . . . . . . . . . . . . . . . . .  8
                     12.11        Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

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                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE


1.01 Title This Plan shall be known as the K N Energy, Inc. Nonqualified Deferred Compensation Plan (hereinafter referred to as the "Plan").

1.02 Purpose The purpose of the Plan is to permit certain members of management and highly compensated employees to defer current salary and incentive compensation.

1.03  Effective Date  The Effective Date of this Plan shall be January 1, 1995.


                                   ARTICLE II

               DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT


2.01 Beneficiary "Beneficiary" shall mean the person or persons or the estate of a Participant entitled to receive any benefits under this Plan in the event of the Participant's death prior to distribution of his account value.

2.02  Board  "Board" shall mean the Board of Directors of K N Energy, Inc.

2.03 Bookkeeping Account A "Bookkeeping Account" will be established only as a bookkeeping record for each Participant who elects to defer compensation under this Plan and may, at the discretion of the Committee, include one (1) or more subaccounts to reflect amounts credited to a Participant under the various terms of this Plan.

2.04 Committee "Committee" means the Compensation Committee of the Company who will manage and administer the Plan.

2.05  Company  "Company" shall mean K N Energy, Inc., a Delaware corporation.

2.06 Deferral Agreement "Deferral Agreement" means the written form which is submitted to the Named Fiduciary before the relevant Election Date which indicates whether the Executive wishes to defer a portion of his compensation and indicates the portion of salary and/or incentive pay to be deferred. No Deferral Agreement shall be effective until acknowledged, in writing, by the Company.

2.07 Deferred Compensation "Deferred Compensation" means the portion of a Participant's salary for any calendar year and the portion of a Participant's incentive compensation for any calendar year that has been deferred pursuant to the Plan.

2.08 Election Date The "Election Date" is the date established by this Plan as the date before which an Executive must submit a valid Deferral Agreement to the Committee. The applicable Election Dates are as follows: (a) thirty (30) days after a newly eligible employee is notified of his right to participate in the Plan; or (b) December 31 of any calendar year if (a) above does not apply.
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2.09  EXECUTIVE  "Executive" shall mean any executive who participates in the
K N Energy, Inc. Executive Incentive Plan or any other member of management or any highly compensated employee who has been recommended for participation in the Plan by the Chief Executive Officer of the Company and approved by the Committee.

2.10 NAMED FIDUCIARY "Named Fiduciary," for purposes of the claims procedure of this Plan, shall mean the Chairman of the Committee.

2.11 PARTICIPANT "Participant" means an Executive who has deferred a portion of salary or a portion of incentive compensation pursuant to the terms of this Plan and whose account balance has not yet been distributed.

2.12 PLAN "Plan" means the K N Energy, Inc. Nonqualified Deferred Compensation Plan as described in this instrument and as amended from time to time.

2.13  PLAN YEAR  The "Plan Year" is the same as the calendar year.

2.14 TERMINATION OF SERVICE "Termination of Service" or similar expression means the termination of the Participant's employment as a regular employee of the Company and any division, subsidiary or affiliate thereof.

2.15 VALUATION DATE "Valuation Date" shall mean the last day of each calendar quarter. By appropriate action, the Committee may provide for Valuation Dates at such other times as it deems necessary or expedient.

2.16 GENDER AND NUMBER Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

2.17 TITLES Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.


                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION


3.01 ELIGIBILITY Any Executive who participates in the K N Energy, Inc. Executive Incentive Plan shall be eligible to participate in this Plan. Additional eligibility for participation in this Plan shall be determined on an individual basis by recommendation from the Chief Executive Officer and approval by the Committee, but no Executive shall be selected for participation in this Plan unless he qualifies as a member of a select group of management or as a highly compensated employee of the Company.

3.02 PARTICIPATION An Executive, after having been selected for participation by the Committee, shall, as a condition to participation, annually complete and return to the Committee a duly executed Deferral Agreement.





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                                   ARTICLE IV

                            DEFERRAL OF COMPENSATION


4.01 SALARY DEFERRAL Each Participant in the Plan may elect to have either a percentage or dollar amount of his salary deferred in accordance with the terms and conditions of this Plan. Any election to defer salary must be for a minimum of $5,000 but no more than 20% (twenty percent) of base salary.

4.02 INCENTIVE COMPENSATION DEFERRAL Each Participant in the Plan may elect to have either a percentage or dollar amount of his incentive compensation earned, if any, during the Plan Year deferred in accordance with the terms and conditions of this Plan. Any election to defer incentive compensation must be for a minimum of $5,000 but no more than 85% of the incentive compensation earned for such Plan Year.

4.03 DEFERRAL AGREEMENT An eligible Executive electing to participate in the Plan must submit his written Deferral Agreement to the Named Fiduciary on or before the applicable Election Date. Valid Deferral Agreements filed by the applicable Election Date as provided in Section 2.08(a) shall cause compensation to be deferred in the Plan Year for which such Deferral Agreement is made. Deferral Agreements entered into under the conditions of Section 2.08(b) shall cause elected compensation to be deferred beginning January 1 of the next calendar year and elected incentive compensation to be deferred as of the time it otherwise would have been paid under the terms of the Incentive Plan.

4.04 NO DEFERRAL WITHOUT AGREEMENT A Participant who has not submitted a valid Deferral Agreement to the Named Fiduciary before the relevant Election Date may not defer any compensation under this Plan for the applicable Plan Year.

4.05 DURATION OF DEFERRAL AGREEMENT Deferral Agreements remain in effect for the Plan Year for which they apply. A Participant must file a new Deferral Agreement for any subsequent Plan Year. The terms of any Deferral Agreement may, but need not be, similar to the terms of any prior Deferral Agreement.


                                   ARTICLE V

                         DEFERRAL ACCOUNT AND CREDITING

5.01 BOOKKEEPING ACCOUNT Salary and incentive compensation deferred by a Participant under a written Deferral Agreement shall be credited in a dollar amount to a separate Bookkeeping Account for each Participant. Salary deferred under subsequent written election agreements by a Participant shall be added to his Bookkeeping Account. The Company shall create as many subaccounts as it deems necessary to administer the terms of this Plan.

5.02 ACCOUNT VALUATION The value of the Bookkeeping Account and any subaccounts shall be based upon the performance of selected funds in which deferrals have been directed at the election of the Participant. The funds into which the Participant may elect that his deferrals will be credited will be based upon the funds and investment options available to employees participating in the K N Energy, Inc. 401(k) Retirement Savings Plan, as amended from time to time. Notwithstanding, the Company reserves the right to amend and to determine, in its sole discretion, the funds into which deferrals will be credited. Deferred amounts will be credited into subaccount funds in multiples of the total amounts deferred as elected by the Participants. All dividends and earnings paid with respect to an elected fund will be deemed to have been immediately reinvested in such fund.

5.03 TRANSFER AMONG FUNDS Amounts deferred into this Plan and credited to a fund within the Participant's Bookkeeping Account or subaccounts may be transferred between eligible funds pursuant to an election which may be made once per calendar quarter. Such election shall be effective, and the transfer shall be based on the value of the Participant's Bookkeeping Account or subaccount with respect to that fund as of the Valuation Date immediately following the date the election is received by the Company, provided, that the election is received no later than the Valuation Date.

5.04 STATEMENT OF ACCOUNT The Company shall provide periodically to each Participant (but not less frequently than once each calendar year) a statement setting forth the balances and funds to the Participant's credit.

                                   ARTICLE VI

                                  DISTRIBUTION


6.01 DISTRIBUTION OF ACCOUNT BALANCE Distribution of the value of a Participant's Bookkeeping Account balance shall be made according to the election of the Participant set forth in the Deferral Agreement and the terms of this Plan, as described in (a), (b) or (c) below.

       (a) If the Participant remains employed until a specified deferral year, all amounts relating to that Plan Year's deferral will be paid in a lump sum, less applicable withholding taxes, in the January of the deferral year elected. Any deferral to a year certain must be at least five years following the year of deferral.

       (b) In the event of Termination of Services for any reason before completion of the elected deferral period, payment shall be made in a lump sum, less applicable withholding taxes, as soon as practicable after the end of the quarter in which the Termination of Services occurred.

       (c) In the event of Retirement, payment shall be made either (i) in a lump sum, less applicable withholding taxes, as soon as practicable after the quarter in which the retirement occurs, or
              (ii) in annual cash installments in the five (5) or ten (10) successive calendar years (as selected by the Participant) beginning as soon as practicable after Retirement. Each installment shall be made as of the first working day of the applicable year. The amount of each installment shall equal the Participant's Bookkeeping Account divided by the number of remaining installments (including the installment being determined).





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
6.02 DEATH BEFORE DISTRIBUTION OF ACCOUNT In the event of the Participant's death prior to the complete distribution of his Bookkeeping Account, payment of any remaining balance shall be made to the Participant's Beneficiary as soon as practicable after notification of the Participant's death.

6.03 FORM OF DISTRIBUTION All distributions of a Participant's Bookkeeping Account shall be made in cash only.

                                  ARTICLE VII

                             HARDSHIP DISTRIBUTIONS

7.01 HARDSHIP At the request of a Participant before or after the Participant's retirement or Termination of Service, or at the request of any of the Participant's Beneficiaries after the Participant's death, the Committee may, in its sole discretion, accelerate and pay all or part of the value of a Participant's Bookkeeping Account due under this Plan. Accelerated distributions at the request of the Participant or the Participant's Beneficiaries may be allowed only due to an immediate and heavy financial need of the Participant (or Beneficiary). An accelerated distribution must be limited to only that amount necessary to relieve the financial need.


                                  ARTICLE VIII

                                  BENEFICIARY

8.01 BENEFICIARY DESIGNATION A Participant shall designate his Beneficiary to receive benefits under the Plan by completing the Beneficiary Designation accompanying the Deferral Agreement. If more than one (1) Beneficiary is named, the shares and/or percentage of each Beneficiary is named, the shares and/or percentage of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a Change of Beneficiary Form. However, no change of Beneficiary shall be effective until acknowledged, in writing, by the Committee.

8.02 PROPER BENEFICIARY If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

8.03 MINOR OR INCOMPETENT BENEFICIARY In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.





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
                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN


9.01 MAJORITY VOTE All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members, at the time in office, if they act without a meeting.

9.02 FINALITY OF DETERMINATION Subject to the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the sole and absolute discretion to (a) construe and interpret the Plan,
(b) decide all questions of eligibility to participate in the Plan, and (c) determine the amount, manner and time of payment of any benefits to any Participant or Beneficiary. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

9.03 CERTIFICATES AND REPORTS The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

9.04 INDEMNIFICATION AND EXCULPATION The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing rights of indemnification shall be in addition to any other rights to which the any such member of the committee may be entitled as a matter of law.

9.05 EXPENSES The expenses of administering the Plan shall be borne by the Company.


                                   ARTICLE X

                                CLAIMS PROCEDURE


10.01 WRITTEN CLAIM Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient or any other person claiming through the Participant, shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Named Fiduciary. Such claim shall be reviewed by the Named Fiduciary or his delegate.

10.02 DENIED CLAIM If the claim is denied, in full or in part, the Named Fiduciary shall provide a written notice within ninety (90) days setting forth the specific reasons for denial and any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

10.03 REVIEW PROCEDURE If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Named Fiduciary, in writing, within sixty (60) days (a claim shall be deemed denied if the Named Fiduciary does not take any action within the aforesaid ninety (90) day period) after receipt of the written notice of denial. In requesting a review, the Participant or his Beneficiary may request a review of the Plan document or other pertinent documents with regard to the employee benefit plan created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

10.04 COMMITTEE REVIEW The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to the specific provisions of this Plan on which the decision is based.


                                   ARTICLE XI

                         NATURE OF COMPANY'S OBLIGATION


11.01 COMPANY'S OBLIGATION The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan. However, the Company may choose to establish an irrevocable trust to settle its obligations under this Plan. The assets of such trust, if any, shall be subject to the claims of the Company's creditors as set forth in Section 11.02 below.

11.02 CREDITOR STATUS Any assets which the Company may acquire or set aside to help cover its financial liabilities are, and must, remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives the Participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are, and remain, in the Company.


                                  ARTICLE XII

                                 MISCELLANEOUS

12.01 WRITTEN NOTICE Any notice which shall or may be given under this Plan or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the

Company at 12055 West Second Place, Lakewood, Colorado 80228-9304 or, if notice is to an Executive, addressed to the address shown on such Executive's Deferral Agreement.

12.02 CHANGE OF ADDRESS Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

12.03 MERGER, CONSOLIDATION OR ACQUISITION The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon an Executive, his Beneficiary, assigns, heirs, executors and administrators.

12.04 CHANGE IN CONTROL In the event of a "change in control" of the Company, as defined in the K N Energy, Inc. Long- Term Executive Incentive Plan, all amounts credited to the Participant's Bookkeeping Account, as of the effective date of the change in control, will be distributed in a lump sum within 30 days of such change in control, less applicable withholding taxes.

12.05 AMENDMENT AND TERMINATION The Company retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. This right includes the right to make retroactive amendments. However, no Company action under this right shall reduce the Bookkeeping Account of any Participant or his Beneficiary as of the date of amendment or termination.

12.06 EMPLOYMENT This Plan does not provide a contract of employment between the Company and the Participant, and the Company reserves the right to terminate the Participant's employment, for any reason, at any time, notwithstanding the existence of this Plan.

12.07 NONTRANSFERABILITY Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, his spouse, or designated Beneficiary, shall have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

12.08 LEGAL FEES All reasonable legal fees incurred by any Participant (or former Participant) to successfully enforce his valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

12.09 TAX WITHHOLDING The Company may withhold from a payment any federal, state or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment. The Company may either withhold from current salary and/or incentive compensation that has not been deferred or make other necessary arrangements with a Participant with respect to any FICA and Medicare taxes required.





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
12.10 ACCELERATION OF PAYMENT The Company reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Participant, his estate, his Beneficiary or any other person claiming through the Participant.

12.11 APPLICABLE LAW This Plan shall be governed by the laws of the state of Colorado.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this _____ day of __________________, 1994.




                                    K N ENERGY, INC.



                                    By  ______________________________________
                                               Chief Executive Officer


ATTEST:

By:  ____________________________



[SEAL]





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